EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                         SHORT-TERM PROMISSORY NOTE

$500,000                                                   December 28, 2007

     THIS SHORT-TERM PROMISSORY NOTE ("Note") is issued pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of December 19, 2007, by and among TT ACQUISITION, LLC, a Delaware limited liability company ("Maker"), TONERTYPE OF FLORIDA, LLC., a Florida limited liability company ("Payee"), AMERICAN TONERSERV CORP., a Delaware corporation ("ATS"), and certain other parties (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     1. Obligation. For value received, and subject to the terms and conditions set forth in this Note, Maker and ATS, jointly and severally, hereby promise to pay to the order of Payee the principal sum of Five Hundred Thousand Dollars ($500,000), together with interest (at the rate set forth below) on the unpaid principal balance of this Note.

     2. Maturity Date. The maturity date of this Note (the "Maturity Date") shall be one hundred twenty (120) days from the date of this Note.

     3.   Interest Rate.

          (a) Standard Rate. The interest rate on the unpaid principal during the term of this Note shall be five percent (5%) per annum.

          (b) Default Rate. Notwithstanding Section 3(a) hereof, while an Event of Default (as defined below) exists or after acceleration, Maker shall pay interest on the principal amount of all outstanding obligations of Maker under this Note, at the lower of (i) twelve and five-tenths of one percent (12.5%) per annum, or (ii) the highest rate permitted by law.

          (c) Computations. All computations of interest shall be made on the basis of a year of three hundred and sixty-five (365) days. Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof.

          (d) Usury. If performance of or compliance with any provision of this Note or in any instrument now or hereafter securing or guaranteeing this Note results in Payee receiving interest in an amount which would exceed the maximum rate allowed by law, the amount of such interest which exceeds such lawful limits shall be applied to the reduction of the unpaid principal balance and not to the payment of interest. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate of interest permitted under applicable law, Payee and Maker shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) allocate and "spread" the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

     4.   Payment.

          (a) Scheduled Maturity Payment. This Note shall be payable in full on the Maturity Date. Upon full payment of all amounts due under this Note, Maker shall be forever released from all of its obligations and liabilities under this Note.

          (b) General. The payment due hereunder shall be made in lawful money of the United States of America to Payee via electronic funds transfer directly to the account specified by Payee, or such other person or at such other place as Payee may from time to time designate in writing to Maker.
The payment shall be made no later than 5:00 p.m. (Eastern Time) on the Maturity Date. A payment received by Payee later than 5:00 p.m. (Eastern
Time) shall be deemed to have been received on the following business day and any applicable interest or fee shall continue to accrue. If the payment is due on a day other than a business day, such payment shall be made on either
(i) the previous business day, or (ii) the following business day, and such extension of time shall in such case be included in the computation of interest.

          (c) Prepayments. There shall be no penalty for prepayment; provided that any prepayment of less than all of the principal and accrued interest shall shorten the term of this Note and not reduce the amount of any payment otherwise becoming due after the prepayment date. Any payment made shall be applied first to interest and then to principal.

     5. Late Charge. If any payment of principal or interest under this Note shall not be made within ten (10) business days after the issuance of written notice that such payment is due (the "Grace Period"), a late charge of five percent (5%) of the overdue amount will be charged by Payee. Such late charge is in addition to the standard interest that shall continue to accrue during the Grace Period which additional interest shall be paid with the late charge. The late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs sustained and the frustration suffered by Payee due to the failure of Maker to make timely payments. Maker further agrees that proof of actual damages would be costly or inconvenient. Such late charge shall be immediately due and payable and shall be paid without prejudice to the right of Payee to collect any other amounts to be paid or to declare a default under this Note, or from exercising any of the other rights and remedies of Payee.

     6. No Right of Offset. Maker shall not have the right to offset any payments due under this Note against any obligation which may be due to Maker by Payee.

     7. Event of Default. As used herein, "Event of Default" shall mean a Buyer Default as defined in Section 7.2(c)(4) of the Purchase Agreement.

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     8.  Remedies.

          (a) Generally. Upon the occurrence of an Event of Default, subject to applicable notice and cure periods, if any, Payee and Selling Members shall be entitled to the following remedies (the "Seller's Remedies"): (i) Selling Members shall be entitled to terminate their respective Selling Member Employment Agreements with Maker or ATS for Good Reason (as defined in such agreements); (ii) the Noncompetition Agreement shall terminate; (iii) the license granted to Maker under the License Agreement shall terminate; and (iv) Maker and ATS shall assign to Payee and Selling Members all of Maker's and ATS's rights in and to the following, each of which was assigned to Maker under the Purchase Agreement: (A) the domain name "www.tonertype.com" and the associated website; (B) the telephone and facsimile numbers of Payee; (C) all email addresses with the "tonertype" domain; and (D) the license to the e-Automate by Digital Gateway software package.

          (b) Nonrecourse. Notwithstanding any other provision of this Agreement to the contrary, this Note is nonrecourse as to Maker and ATS. In the event Payee and/or Selling Members are entitled to proceed against Maker and/or ATS, Payee's and/or Selling Members' sole recourse shall be to enforce the Seller's Remedies. Payee and/or Selling Members shall have no other recourse against Maker and/or ATS or any assets of Maker and/or ATS. This provision is not intended to constitute a discharge or release of any obligation contained in this Note, but is a covenant by Payee and Selling Members not to sue Maker and/or ATS for a deficiency. Nothing herein is intended to limit the rights of Seller and the Selling Members to enforce the Seller's Remedies.

     9.   Miscellaneous.

          (a) Notice. Any notice required or permitted under this Note shall be given in writing and delivered as described herein. A notice shall be deemed effectively given as follows: (i) upon personal delivery; (ii) one
(1) business day after transmission by electronic means, provided such transmission is electronically confirmed as having been successfully transmitted and a copy of such notice is deposited within 24 hours for either overnight delivery or for registered or certified mail, in accordance with clause (iii) or (iv) below, respectively; (iii) one (1) business day after deposit with a reputable overnight courier service, prepaid for overnight delivery; or (iv) three (3) business days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested. Addresses for notice shall be as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

     If to Maker:

          TT Acquisition, LLC
          c/o American TonerServ Corp.
          420 Aviation Blvd., Suite 103
          Santa Rosa, CA  95403
          Attn:  Daniel J. Brinker, President and CEO

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With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

          Spaulding McCullough & Tansil LLP
          90 South E Street, Suite 200
          Santa Rosa, CA  95404
          Attn:  Kevin J. McCullough or Douglas J. (DJ) Drennan

If to Payee:

          Tonertype of Florida, LLC.
          5313 Johns Road, Suite 210
          Tampa, FL  34634
          Attn:  David T. Shaver or Clyde C. Shaver IV

With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

          Akerman Senterfitt
          401 E. Jackson Street, Suite 1700
          Tampa, FL 33602
          Attn:  William Kalish or Vitauts M. Gulbis

          (b) Time of Essence. Time is of the essence with respect to the terms, covenants, and conditions contained herein.

          (c) Entire Agreement. This Note, including any other agreements, exhibits, and schedules to be entered into in connection with the transactions contemplated hereby and specifically referenced in this Note, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

          (d) Construction. Every covenant, term, and provision of this Note shall be construed simply according to its fair meaning and not strictly for or against any party. Every exhibit, schedule, attachment, or other appendix attached to this Note and referred to herein shall constitute a part of this Note and is hereby incorporated herein by reference. Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context clearly requires otherwise,
(i) plural and singular numbers will each be construed to include the other;
(ii) the masculine, feminine, and neuter genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; and
(vi) "includes" and "including" are not limiting.

          (e) Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the party or parties to be bound thereby. No delay in the exercise of any right or remedy under this Note shall

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constitute a waiver thereof and the waiver by any party of any right or remedy under this Note on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

          (f) Assignment. This Note shall not be transferred or assigned, whether by operation of law or otherwise, without the prior written consent of the other party.

          (g) No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Note.

          (h) Headings. The titles and subtitles used in this Note are used for convenience only and shall not be considered in construing or interpreting this Note.

          (i) Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of laws rules of such state.

          (j) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in Hillsborough County, Florida, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the full extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

          (k) Severability. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

          (l) Specific Performance. Each party's obligation under this Note is unique. If any party should default in such party's obligations under this Note, each party acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to damages and any other available rights or remedies, may sue in equity for specific performance, and the parties hereby expressly waive the defense that a remedy in damages shall be adequate. The parties also hereby expressly waive any requirement that the nondefaulting party or parties post a bond or similar security prior to obtaining and enforcing any specific performance.
                          [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, Maker and ATS have executed this Installment
Promissory Note as of the date first set forth above.
MAKER:

TT ACQUISITION, LLC,
a Delaware limited liability company


By:   AMERICAN TONERSERV CORP.,
      a Delaware corporation
Its:  Managing Member


By: /s/ Daniel J. Brinker
    Daniel J. Brinker
    Its: President & CEO

ATS:

AMERICAN TONERSERV CORP.,
a Delaware corporation


By: /s/ Daniel J. Brinker
    Daniel J. Brinker
    Its: President & CEO




























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